LIMITED POWER OF ATTORNEY FOR SECTION 13 AND SECTION 16 REPORTING OBLIGATIONS

March 13, 2013

      Know all by these presents, that each of the undersigned hereby constitutes and appoints each of Michel Daher, Abdallah Daher, Mark Daher, Mark A. Danzi and Eric J. Hall, or any of them acting singly and with full power of substitution, the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:
      1. prepare, execute, acknowledge, deliver and file for and on behalf of each of the undersigned, in each of the undersigned's individual capacity and also in each of the undersigned's capacity as an officer, manager and/or director of Master Global Assets Limited (the "Company"), (a) Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, and (b) Schedules 13D or 13G (and any amendments thereto) in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder, in each case, with respect to the securities of GAIN Capital Holdings, Inc. (the "Issuer");
      2. do and perform any and all acts for and on behalf of each of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or Schedules 13D or 13G, complete and execute any amendments thereto, and timely file such forms and schedules with the U.S. Securities and Exchange Commission (the "SEC") and any securities exchange or similar authority, including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file the Forms 3, 4 and 5 or Schedules 13D or 13G electronically with the SEC;
      3. seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned's attorneys-in-fact appointed by this Limited Power of Attorney and approves and ratifies any such release of information; and
      4. take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion.
      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.
      The undersigned acknowledges the that: (A) this Limited Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information; (B) any documents prepared and/or executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable; (C) the none of the attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and (D) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 13(d) and Section 16 of the Exchange Act.
      This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 and Schedules 13D or 13G with respect to the undersigned's holdings of and transactions in securities issued by the Issuer, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.
 IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of the date first set forth above.
MASTER GLOBAL ASSETS LIMITED

By: /s/ Michel Daher
Name: Michel Daher
Title: Director

/s/ Michel Daher
MICHEL DAHER

/s/ Abdallah Daher
ABDALLAH DAHER
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